As filed with the Securities and Exchange Commission on September 21, 2023.
    Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLOTEK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	90-0023731 (IRS Employer Identification Number)
5775 N. Sam Houston Parkway W., Suite 400
Houston, Texas 77086
(713) 849-9911
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bond Clement
Chief Financial Officer
Flotek Industries, Inc.
5775 N. Sam Houston Parkway W., Suite 400
Houston, Texas 77086
(713) 849-9911
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

E. James Cowen
Porter Hedges LLP
100 Main Street, 36th Floor
Houston, Texas 77002
(713) 226-6649

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-264875
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
14140806

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer                         Accelerated filer
Non-accelerated filer                         Smaller reporting company
                                    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE
This Registration Statement on Form S-3 is being filed by Flotek Industries, Inc. (the “Company”) with the Securities and Exchange Commission to register an additional 93,729 shares of the Company’s Common Stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3. The shares of Common Stock are being resold by the selling stockholder named in the Company’s Registration Statement on Form S-3 (File No. 333-264875) (the “Original Registration Statement”). This Registration Statement incorporates by reference the contents of the Original Registration Statement, including each of the amendments, supplements and exhibits thereto filed by the Company with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein. The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description
*5.1	Opinion of Porter Hedges LLP with respect to the legality of the securities.
*23.1	Consent of KPMG LLP.
*23.2	Consent of Porter Hedges LLP (included in Exhibit 5.1).
*24.1	Power of Attorney (included on signature page of this registration statement).
*107.1	Calculation of Filing Fee Tables

* Filed herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on September 21, 2023.

    FLOTEK INDUSTRIES, INC.

    By:    /s/ Bond Clement
        Bond Clement
        Chief Financial Officer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ryan Ezell and Bond Clement, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan Ezell	Chief Executive Officer and Director	September 21, 2023
Ryan Ezell	(Principal Executive Officer)

/s/ Bond Clement	Chief Financial Officer	September 21, 2023
Bond Clement	(Principal Financial and Accounting Officer)

/s/ Harsha V. Agadi	Chairman of the Board	September 21, 2023
Harsha V. Agadi

/s/ Evan Farber	Director	September 21, 2023
Evan Farber

/s/ Michael Fucci	Director	September 21, 2023
Michael Fucci

/s/ Lisa Mayr	Director	September 21, 2023
Lisa Mayr

/s/ David Nierenberg	Director	September 21, 2023
David Nierenberg

/s/ Matt D. Wilks	Director	September 21, 2023
Matt D. Wilks